Exhibit 4.2

_____________________________________________

SECOND SUPPLEMENTAL INDENTURE
Dated as of May 14, 2014

to the

INDENTURE
Dated as of November 1, 2000

Among

INTERNATIONAL LEASE FINANCE CORPORATION,

AERCAP GLOBAL AVIATION TRUST

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

_____________________________________________

This SECOND SUPPLEMENTAL INDENTURE, dated as of May 14, 2014 (this “Supplemental Indenture”) among International Lease Finance Corporation, a California corporation (herein called the “Company”), AerCap Global Aviation Trust, a Delaware statutory trust (herein called the “Financing Trust”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as successor to The Bank of New York Mellon (formerly known as The Bank of New York), as trustee under the Indenture (as hereinafter defined) (herein called the “Trustee”).

RECITALS OF THE COMPANY AND THE FINANCING TRUST

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of November 1, 2000, as supplemented by the First Supplemental Indenture, dated as of August 16, 2002 (as supplemented, the “Indenture”), providing for the issuance from time to time of the Company’s Securities, to be issued in one or more series as provided in the Indenture;

WHEREAS, Section 801 of the Indenture provides that under certain circumstances the Company may consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person;

WHEREAS, the Company has authorized the transfer of the Company’s properties and assets substantially as an entirety to the Financing Trust, pursuant to the Completion Date Transfer Agreement, dated as of the date hereof, by and among the Company, the Financing Trust and other parties signatory thereto and the Reallocation Agreement, dated as of the date hereof, by and among AerCap U.S. Global Aviation LLC, a Delaware limited liability company and the direct parent of the Company, the Financing Trust and the other parties signatory thereto;

WHEREAS, pursuant to a guarantee agreement entered into as of the date hereof, certain of the Financing Trust’s Affiliates will agree, jointly and severally, to unconditionally guarantee to each Holder and to the Trustee and their respective successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the obligations of the Financing Trust and the Company under the Indenture and the Securities in accordance with the terms of such guarantee agreement;

WHEREAS, Section 802 of the Indenture provides that upon any consolidation by the Company with or merger by the Company into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801 of the Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company therein;

WHEREAS, Section 901(1) of the Indenture provides that without the consent of the Holders, the Company, when authorized by a Board Resolution, and the Trustee may enter into a supplemental indenture to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Securities;

WHEREAS, pursuant to Sections 801, 802 and 901(1) of the Indenture, the Company and the Financing Trust wish to evidence the assumption of the covenants of the Company by the Financing Trust and the succession and substitution of the Financing Trust for the Company under the Indenture;

WHEREAS, Section 901(9) of the Indenture provides that without the consent of the Holders, the Company, when authorized by a Board Resolution, and the Trustee may enter into a supplemental indenture to make any provision under the Indenture with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

WHEREAS, pursuant to Section 901(9) of the Indenture, the Company and the Financing Trust wish to evidence that following the assumption, succession and substitution of the Financing Trust for the Company under the Indenture, the Company, jointly and severally with the Financing Trust, will remain obligated for the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and will duly and punctually pay the principal of (and premium, if any) and interest on all the Securities, and will guarantee that all other obligations of the Financing Trust under the Indenture will be promptly performed in accordance with the terms thereof; and

WHEREAS, all conditions precedent provided for in Section 901 of the Indenture with respect to the execution of this Supplemental Indenture have been complied with.

WHEREAS, all things necessary to make this Supplemental Indenture a valid and binding agreement of the Company and the Financing Trust, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the foregoing, the Company, the Financing Trust and the Trustee agree, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof, as follows:

1.	Definitions. All capitalized terms used herein and not defined shall have the meanings set forth in the Indenture.

2.
Assumption.  Pursuant to and in accordance with Section 801(1) of the Indenture, the Financing Trust hereby assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed.

3.
Substitution.  Pursuant to and in accordance with Section 802 of the Indenture, the Financing Trust shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Financing Trust had been named as the Company in the Indenture.

4.
Company to Remain Co-Obligor.  Notwithstanding Section 802 of the Indenture, the Company, jointly and severally with the Financing Trust, hereby agrees to remain obligated for the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and to duly and punctually pay the principal of (and premium, if any) and interest on all the Securities and the Company hereby guarantees that all other obligations of the Financing Trust under the Indenture will be promptly performed in accordance with the terms thereof.

5.
Reference to the Indenture; Ratification.  This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part of the Indenture. Except as hereby expressly amended and supplemented, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

6.
Responsibility for Recitals, Etc.  The recitals contained herein shall be taken as the statements of the Company or the Financing Trust, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

7.
Conflict with Trust Indenture Act.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act or which is automatically deemed included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required or automatically included provision shall control.

8.
Separability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.	Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

10.
Benefits of this Supplemental Indenture.  Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties to the Supplemental Indenture and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

11.
Successors and Assigns.  All covenants and agreements in this Supplemental Indenture by the Company and the Financing Trust shall bind their respective successors and assigns, whether so expressed or not.

12.
Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law principles (except Sections 5-1401 and 5-1402 of the New York General Obligations Law).

13.
Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

INTERNATIONAL LEASE FINANCE CORPORATION

By:	/s/ Aengus Kelly
Name: Aengus Kelly
Title: Chairman of the Board

SECOND SUPPLEMENTAL INDENTURE

AERCAP GLOBAL AVIATION TRUST

By:	/s/ Isobel Hanley
Name: Isobel Hanley
Title: Attorney-in-fact

SECOND SUPPLEMENTAL INDENTURE

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Melonee Young
Name: Melonee Young
Title: Vice President

SECOND SUPPLEMENTAL INDENTURE